UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 10, 2017

CSI Compressco LP

(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (281) 364-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.

On May 10, 2017, Timothy A. Knox, pursuant to the terms of his existing Employment Agreement, provided written notice to CSI Compressco GP Inc., the general partner (the “General Partner”) of CSI Compressco LP (the “Partnership”), of his desire not to enter into an additional employment period upon the expiration of his initial employment period on August 4, 2017.  As a result, Mr. Knox’s employment with the General Partner will terminate on August 4, 2017 and he will have resigned from his positions as President and a director of the General Partner effective as of such date. The Partnership plans to promptly initiate a search for a replacement for Mr. Knox and anticipates filling the position in the near term.

On May 12, 2017 Ronald J. Foster and on May 15, 2017 C. Brad Benge and Anthony D. Speer, all three of whom are executive officers of the Partnership, entered into agreements with the General Partner to terminate, effective August 4, 2017, their respective Employment Agreements. The Employment Agreements were entered into in 2014 in connection with the Partnership’s acquisition of Compressor Systems, Inc. and the initial employment periods under the Employment Agreements were set to expire on August 4, 2017. After August 4, 2017, all executive officers employed by the General Partner, including Messrs. Benge, Foster and Speer as well as Levent Caglar and Miguel Luna, but excluding Mr. Knox, are expected to continue as “at will” employees of the General Partner. Elijio Serrano is expected to continue as the Chief Financial Officer of the Partnership. The Mutual Termination of Employment Agreements are attached hereto as Exhibits 10.1-10.3 and incorporated herein by reference.

On May 15, 2017, the General Partner offered a cash retention award to Mr. Benge in the amount of $300,000, $100,000 payable before May 26, 2017, and the remaining $200,000 payable on May 15, 2018, provided that Mr. Benge remains actively employed in good standing on such dates. The cash retention award letter is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Mutual Termination of Employment Agreement effective August 4, 2017, between CSI Compressco GP Inc. and C. Brad Benge.
10.2	Mutual Termination of Employment Agreement effective August 4, 2017, between CSI Compressco GP Inc. and Ronald J. Foster.
10.3	Mutual Termination of Employment Agreement effective August 4, 2017, between CSI Compressco GP Inc. and Anthony D. Speer.
10.4	Cash Retention Award Letter from CSI Compressco GP Inc. to Mr. Benge dated May 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

By:	CSI Compressco GP, Inc.,
its general partner

By:	/s/ Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
General Counsel

Date: May 15, 2017

EXHIBIT INDEX

Exhibit Number	Description
10.1	Mutual Termination of Employment Agreement effective August 4, 2017, between CSI Compressco GP Inc. and C. Brad Benge.
10.2	Mutual Termination of Employment Agreement effective August 4, 2017, between CSI Compressco GP Inc. and Ronald J. Foster.
10.3	Mutual Termination of Employment Agreement effective August 4, 2017, between CSI Compressco GP Inc. and Anthony D. Speer.
10.4	Cash Retention Award Letter from CSI Compressco GP Inc. to Mr. Benge dated May 15, 2017.

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